                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE


Aehr Test Systems                         Investor Relations Contact:
Ken Spink                                 Todd Kehrli or Jim Byers
Chief Financial Officer                   MKR Group, Inc.
(510) 623-9400 x309                       (323) 468-2300
                                          aehr@mkr-group.com

Aehr Test Systems Reports Financial Results for the Fourth Quarter and
                  Fiscal Year Ended May 31, 2016

              Begins Fiscal 2017 With Strong Bookings Momentum

Fremont, CA (July 26, 2016) - Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its fourth quarter and fiscal year ended May 31, 2016.

Fiscal Year Financial Results:

- Net sales were $14.5 million, up 45% from $10.0 million in fiscal 2015.

- GAAP net loss was $6.8 million, or $0.52 loss per diluted share, compared to a GAAP net loss of $6.6 million, or $0.55 loss per diluted share, in fiscal 2015

- Non-GAAP net loss was $5.8 million, or $0.44 loss per diluted share, compared to a non-GAAP net loss of $5.7 million, or $0.47 loss per diluted share, in fiscal 2015.

Fiscal Fourth Quarter Results:

- Net sales were $1.6 million, compared to $1.8 million in the fourth quarter of fiscal 2015.

- GAAP net loss was $3.1 million, or $0.23 loss per diluted share, compared to a GAAP net loss of $1.9 million, or $0.15 loss per diluted share, in the same quarter a year ago.

- Non-GAAP net loss was $2.8 million, or $0.21 loss per diluted share, compared to a non-GAAP net loss of $1.6 million, or $0.13 loss per diluted share, in the same quarter a year ago.

An explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in this release.

Recent Business Highlights:

- Received order for new FOX-XPTM production test cell totaling over $4.5 million that includes a FOX-XP Multi-Wafer Test and Burn-in System, a FOX-XP WaferPakTM Aligner, and an initial set of FOX-XP WaferPak
Contactors.

- Shipped initial FOX-1P Single-Wafer Test System to lead customer for final on-site qualification and acceptance.

- Received follow-on order of more than $500,000 for multiple WaferPak full-wafer contactors for FOX-15 Multi-Wafer Burn-In and Test Systems from a leading supplier of automotive and

Aehr Test Systems Reports Financial Results for the Fourth Quarter and Fiscal Year Ended May 31, 2016
July 26, 2016
Page 2 of 6

industrial integrated circuits.

- Received $4 million in follow-on orders for multiple ABTSTM Burn-in and Test Systems from a leading multi-national integrated circuit manufacturer.



Gayn Erickson, President and CEO of Aehr Test Systems, commented:


"We continue to make significant progress on the rollout of our next generation FOX-P platform of wafer level test and burn-in products, and we move into fiscal 2017 with greater optimism and expectations for a stronger year with significant bookings and revenue growth.

"We delivered to and received customer acceptance of our first FOX-XP Wafer Level Test and Burn-in System, multiple WaferPak Contactor designs and applications programs from our initial lead customer last quarter. This system and the WaferPak Contactors are being used for reliability and qualification test of integrated devices intended for a very high volume application. With the initial single slot system ordered, delivered and approved, and the success of the device qualification tests that are being run on this system, we are expecting production orders from this customer to meet their first quarter of calendar 2017 capacity needs, with a capacity ramp continuing through calendar 2018.

"In early June, we received the first order for our FOX-XP production test cell, totaling over $4.5 million, which includes a FOX-XP system configured to enable up to 18 wafers to be burned in and tested simultaneously. This second lead customer is one of the world's largest semiconductor manufacturers and is forecasting device capacity growth that will drive the need for additional production burn-in capacity for multiple years into the future.

"During the quarter, we also received approval from our lead customer for our initial FOX-1P Single Wafer Test System and we have now shipped this system to the customer's facility for final acceptance. While our development and checkout of this next generation system with this customer has taken longer than planned, the pre-shipment qualification testing by the customer was very thorough and we expect a smooth acceptance of this initial system at the customer's site. Shipment of the multiple follow-on production systems already in backlog and in final integration and test on our manufacturing floor is expected within the next quarter.

"As we announced in a separate release today, we have received $4 million in follow-on orders for our Advanced Burn-in and Test Systems (ABTS) from a major semiconductor customer, which is encouraging for our base business. The customer is running at full capacity in their production burn-in area and needed to add capacity both to satisfy increasing demand for existing products and for products that are just beginning their production ramp.

"We are off to a strong start for fiscal 2017 and see bookings momentum building with over $8.5 million in bookings this fiscal quarter, which began June 1st. We are excited to have two top tier lead customers for our FOX-XP systems that represent a significant opportunity for Aehr Test, not only with the initial applications but also with other application areas at both of these customers.

"With our new product offerings, Aehr Test offers a differentiated solution and compelling value proposition with our full turnkey application to address the new opportunities in the mobile, automotive, sensors, and IOT markets. Our ability to cost effectively test devices in wafer form or devices that are too small to handle in traditional packaged part burn-in system creates a significant opportunity for us moving forward."

Aehr Test Systems Reports Financial Results for the Fourth Quarter and Fiscal Year Ended May 31, 2016
July 26, 2016
Page 3 of 6


Management Conference Call
Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its fiscal 2016 fourth quarter and full year operating results. To access the call dial 888-510-1785
(+1 719-457-2661 outside the United States) and give the participant pass code 4651520. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on August 2, 2016. To access the replay dial-in information, please click here.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTSTM and FOX families of test and burn-in systems and WaferPak contactors. The ABTS systems are used in production and qualification testing of packaged parts for both low-power and high-power logic as well as memory devices. The
FOX family of systems includes single and multi-wafer full wafer contact test and burn-in systems used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The WaferPak contactor contains a unique full wafer probe card capable of testing wafers up to 300mm that enables IC manufacturers to perform test and burn-in of full wafers on Aehr Test FOX systems. For more information, please visit Aehr Test's website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding future market opportunities and conditions, expected product shipment dates, customer orders or commitments and future operating results. The risks and uncertainties that could cause Aehr Test's results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general market conditions, customer demand and acceptance of Aehr Test's products and Aehr Test's ability to execute on its business strategy. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the Securities and Exchange Commission for a more detailed description of the risks facing Aehr Test's business. Aehr Test disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                       -Financial Tables to Follow-

Aehr Test Systems Reports Financial Results for the Fourth Quarter and Fiscal Year Ended May 31, 2016
July 26, 2016
Page 4 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                             Three Months Ended          Year Ended
                                       ----------------------------  -------------------
                                        May 31,   Feb 29,   May 31,    May 31,    May 31,
                                         2016      2016      2015       2016       2015
                                       --------  --------- --------   --------  ---------
Net sales                               $ 1,571   $ 1,677   $ 1,818   $ 14,501  $ 10,018
Cost of sales                             1,669     1,508     1,136      9,356     6,180
                                       --------  --------  --------   --------  --------
Gross (loss) profit                         (98)      169       682      5,145     3,838
                                       --------  --------  --------   --------  --------
Operating expenses:
  Selling, general and administrative     1,722     1,695     1,526      6,975     6,470
  Research and development                1,046     1,293       967      4,324     4,062
                                       --------  --------  --------   --------  --------
    Total operating expenses              2,768     2,988     2,493     11,299    10,532
                                       --------  --------  --------   --------  --------
Loss from operations                     (2,866)   (2,819)   (1,811)    (6,154)   (6,694)

Interest expense                           (168)     (165)     (101)      (605)     (130)
Other (expense) income, net                 (23)      (24)       10        (16)      211
                                       --------  --------  --------   --------  --------
    Loss before income tax
    benefit (expense)                    (3,057)   (3,008)   (1,902)    (6,775)   (6,613)

Income tax benefit (expense)                  1        33         2        (10)      (34)
                                       --------  --------  --------   --------  --------
    Net loss                             (3,056)   (2,975)   (1,900)    (6,785)   (6,647)

Less: Net income attributable to the
        noncontrolling interest              --        --        --         --        --
                                       --------  --------  --------   --------  --------
  Net loss attributable to
      Aehr Test Systems common
        shareholders                    $(3,056) $ (2,975)  $(1,900)   $(6,785) $ (6,647)
                                       ========  ========  ========   ========  ========

Net loss per share
    Basic                               $ (0.23)  $ (0.23)  $ (0.15)   $ (0.52) $  (0.55)
    Diluted                             $ (0.23)  $ (0.23)  $ (0.15)   $ (0.52) $  (0.55)

Shares used in per share calculations:
    Basic                                13,190    13,164    12,751      13,091    12,047
    Diluted                              13,190    13,164    12,751      13,091    12,047



                                      -more-

Aehr Test Systems Reports Financial Results for the Fourth Quarter and Fiscal Year Ended May 31, 2016
July 26, 2016
Page 5 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                                Three Months Ended         Year Ended
                                            --------------------------  -----------------
                                             May 31,  Feb 29,  May 31,   May 31,  May 31,
                                              2016     2016     2015      2016     2015
                                            -------- -------- --------  -------- --------
GAAP net loss                               $(3,056) $(2,975) $(1,900)   $(6,785) $(6,647)
Stock-based compensation expense                230      213      303      1,016      997
                                            -------  -------  -------    -------  -------
Non-GAAP net loss                           $(2,826) $(2,762) $(1,597)   $(5,769) $(5,650)
                                            =======  =======  =======    =======  =======

GAAP net loss per diluted share             $ (0.23) $ (0.23) $ (0.15)   $ (0.52) $ (0.55)
                                            =======  =======  =======    =======  =======
Non-GAAP net loss per diluted share         $ (0.21) $ (0.21) $ (0.13)   $ (0.44) $ (0.47)
                                            =======  =======  =======    =======  =======
Shares used in diluted shares calculation    13,190   13,164   12,751     13,091   12,047
                                            =======  =======  =======    =======  =======
Shares used in non-GAAP diluted shares
   calculation                               13,190   13,164   12,751     13,091   12,047
                                            =======  =======  =======    =======  =======


______________________________________________________________________


Non-GAAP net loss is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net loss is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net loss (the most directly comparable GAAP financial measure). These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods.


                                      -more-

Aehr Test Systems Reports Financial Results for the Fourth Quarter and Fiscal Year Ended May 31, 2016
July 26, 2016
Page 6 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                    May 31,  February 29,   May 31,
                                                     2016        2016        2015
                                                 -----------  ----------   --------
ASSETS

Current assets:
  Cash and cash equivalents                         $   939     $ 2,472     $ 5,527
  Accounts receivable, net                              522       1,947       1,383
  Inventories                                         7,033       7,378       7,123
  Prepaid expenses and other                            254         297         262
                                                   --------    --------    --------
      Total current assets                            8,748      12,094      14,295

Property and equipment, net                           1,204       1,251         478
Other assets                                             94          94          95
                                                   --------    --------    --------
      Total assets                                  $10,046     $13,439     $14,868
                                                   ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Line of credit                                    $ 1,100     $ 2,000     $    --
  Current portion of long-term debt                   4,862          --          --
  Accounts payable                                    1,413       1,883         724
  Accrued expenses                                    1,553       1,458       1,045
  Customer deposits and deferred revenue, short-term  1,714       2,026       4,750
                                                   --------    --------    --------
      Total current liabilities                      10,642       7,367       6,519

Long-term debt                                           --       3,917       3,791
Income taxes payable                                     --          --           8
Deferred revenue, long-term                             127         127          --
                                                   --------    --------    --------
     Total liabilities                               10,769      11,411      10,318


Aehr Test Systems Shareholders' equity (deficit)       (703)      2,047       4,568
Noncontrolling interest                                 (20)        (19)        (18)
                                                   --------    --------    --------
      Total shareholders' equity (deficit)             (723)      2,028       4,550
                                                   --------    --------    --------
      Total liabilities and
        shareholders' equity (deficit)              $10,046     $13,439     $14,868
                                                   ========    ========    ========








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